Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for LMM
to the
Advisors Managed Portfolios Fund Servicing Agreement

Name of Series
Miller Income Fund

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule

Annual Fee Based Upon Average Net Assets Per Fund Complex (Assumes 2 Funds 10 Cusips)*
__ basis points on the first $__
__ basis points on the next $__
__ basis points on the next $__
__ basis point on the balance above $__
Minimum monthly fee: $__ per fund Complex

Includes up to 6 classes of shares for each fund (addition classes at $__ base)

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration (e.g., registration statement update)

Pricing Services
$__ - Domestic Equities, Options, ADRs, Foreign Equities
$__ - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Forwards, Currency Rates, Mortgage Backed
$__ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
$__ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$__ - Bank Loans
$__ - Swaptions
$__ - Credit Default Swaps
$__ per Month Manual Security Pricing (>__per day)

Fair Value Services (Charged at the Complex Level)
$__ per security on the First __ Securities
$__ per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees.

Corporate Action Services
$__ per Foreign Equity Security per Month

$__ per Domestic Equity Security per Month

Factor Services (security paydown factor data)
$__ per CMOs, Asset Backed, Mortgage Backed Security per Month

Chief Compliance Officer Annual Fees (Per Advisor Relationship per Fund)*
$__ for the first fund (subject to Board approval)
$__ for each additional fund (subject to change based on Board review and approval)
$__ per sub-advisor per fund

Third Party Administrative Data Charges (descriptive data for each security)
$__ per security per month for fund administrative

Legal Fees for the reorganization
USBFS will charge $__ for the reorganization of each fund plus trust (outside) counsel fees will apply

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Additional Legal Administration Services
Subsequent new fund launch – $__ per project
Subsequent new share class launch – $__ per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Section 18 Compliance Testing
$__ set up fee per fund complex
$__ per fund per month

Section 15(c) Reporting
$__ per fund per report – first class
$__ per additional class report

Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*
Base Fee for 1st CUSIP        $__ per year
Additional CUSIP Fee         $__per year
NSCC Level 3 Accounts         $__ per open account
No-Load Fund Accounts        $__ per open account
Load Fund Accounts            $__ per open account
Closed Accounts             $__ per closed account

Annual Basis Point Fee
0.50 basis points on the balance on all assets

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
NSCC System Interface
Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria     for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot     age.

Conversion/Setup Fee
CUSIP Setup beyond the initial CUSIP - $__ per CUSIP
$__ per account

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Transfer Agent & Shareholder Services Supplemental Services – E-Commerce Services Fee Schedule

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
FAN Web Premium (Fund Groups over 50,000 open accounts)
−Implementation - $__ per fund group – includes up to 25 hours of technical/BSA support
−Annual Base Fee - $__ per year
FAN Web Select (Fund Groups under 50,000 open accounts)
−Implementation - $__ per fund group – includes up to 10 hours of technical/BSA support
−Annual Base Fee - $__ per year
FAN Web Direct (API) – Quoted Separately
Customization - $__ per hour – (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
−Inquiry - $__ per event
−Account Maintenance - $__ per event
−Transaction – Financial transactions, reorder statements, etc. - $__ per event
−New Account Setup - $__ per event (Not available with FAN Web Select)
Strong Authentication:
−$__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
FAN Web Premium (Fund Groups over 50,000 open accounts)
Implementation – - $__ per fund group – includes up to 90 hours of technical/BSA support
Annual Base Fee - $__ per year
FAN Web Select (Fund Groups under 50,000 open accounts)
−Implementation – $__ per fund group – includes up to 45 hours of technical/BSA support
−Annual Base Fee - $__ per year
Customization - $__ per hour - (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
−Inquiry - $__ per event
−Account Maintenance - $__ per event
−Transaction – financial transactions, duplicate statement requests, etc. - $__ per event
−New Account Set-up - $__ per event (Not available with FAN Web Select)
Strong Authentication:
−$__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $__ per year
Per Record Charge

−Rep/Branch/ID - $__
−Dealer - $__
Price Files - $__ per record or $__ per user per month, whichever is less

Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
−Inquiry - $__ per event
−Per broker ID - $__ per month per ID
Transaction Processing
−Implementation - $__ per management company
−Transaction – purchase, redeem, exchange, literature order - $__ per event
−New Account Setup – $__ per event
−Monthly Minimum Charge - $__ per month

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-$__ per Month - Unlimited Users
eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-$__ per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
BDS – Statement Storage & Retrieval
Setup: $__ per user
Support: $__ per user per month
ReportSource – Report and Data File Storage & Retrieval
Setup: Included in initial fund setup on Transfer Agent system
$__ per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
Ad Hoc per PowerSelect File Development
Standard ad-hoc select: $__ per file
Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
Support: $__ per file per month for recurring files/reports scheduled for delivery via Report Source.
Recurring files scheduled for delivery via Report Source.
Custom Electronic File Exchange (DDS delivery of standard TIP files)
Setup: $__ one-time fee
Support: $__ per file per month
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−$__ implementation
−$__ per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−Cost varies depending upon location and bandwidth

TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−$__ implementation
−$__ per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−$__ implementation
−$__ per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−$__ implementation
−$__ per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
−$__ implementation
−$__ per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−$__ implementation
−$__ per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−$__ per month
Programming Charges- (subject to change at prevailing rate of vendor)
$__ per hour
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.)
Conversion programming
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.)
All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns – Cost based on project requirements

Transfer Agent & Shareholder Services Supplemental Services Fee Schedule

Transfer Agent Training Services
On-site at USBFS - $__ per day
At Client Location - $__ per day plus travel and miscellaneous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$__ per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
$__ setup per fund group
$__ per month administration
$__ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$__ per fund group per month
Literature Fulfillment Services
Account Management/Database Administration
−$__ per month
−Receiving - $__ per SKU
−Order Processing - $__ per order
−Skid Storage - $__ per month per location
−Disposal - $__ per SKU
Inbound Teleservicing Only
−Account Management - $__ per month (OR)
−Call Servicing - $__ per call
Lead Source Reporting
−$__ per month
Closed Loop Reporting
−Account Management - $__ per month
−Database Installation, Setup - $__ per fund group
Miscellaneous Expenses
−Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-$__ per Month

CTI Reporting – Integrated custom detailed call reporting
$__ per monthly report

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$__ per qualified plan account or Coverdell ESA account (Cap at $__ per SSN)
$__ per transfer to successor trustee
$__ per participant distribution (Excluding SWPs)
$__ per refund of excess contribution

$__ per reconversion/re-characterization

Additional Shareholder Paid Fees
$__ per outgoing wire transfer or overnight delivery
$__ per telephone exchange
$__ per return check or ACH or stop payment
$__ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
$__ setup per fund group
$__ per certificate transaction

Real Time Cash Flow
Implementation (one time charge) & Recurring Charges (monthly)
5 Users – $__
10 Users – $__
20 Users – $__
30 Users – $__
40 Users – $__
50 Users – $__
Training
WebEx - $__ per user
On Site at USBFS - $__ per day
At Client Location - $__ per day plus travel and miscellaneous expenses if required
Real Time Data Feeds
Implementation (per feed) - $__ per hour (8 hour estimate)
Recurring (per feed) - $__ per month

Adviser’s signature as acknowledgement of the fee schedule above is not needed. LMM LLC signed the fee schedule on November 14, 2016.